UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

Vantage Drilling International

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	333-159299	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.
777 Post Oak Boulevard Suite 800
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 404-4700

(Not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 22, 2021, Vantage Drilling International (the “Company”) held an Annual General Meeting (the “AGM”). At the AGM, the shareholders of the Company voted on the election of six directors of the Company to hold office until the next AGM, or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The six nominees to the Board of Directors of the Company were elected at the meeting and received the affirmative vote of a majority of the votes cast at the AGM, at which a quorum was present. As to each nominee for director, the results of the voting were as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Thomas R. Bates Jr.	10,466,880	40,144	-	-
Richard B. Aubrey III	9,953,536	553,488	-	-
Paul A. Gordon	9,953,536	553,488	-	-
Nils E. Larsen	10,067,918	439,106	-	-
Ihab M. Toma	10,352,498	154,526	-	-
L. Spencer Wells	10,096,852	410,172	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE DRILLING INTERNATIONAL

Date:	September 23, 2021	By:	/s/ DOUGLAS E. STEWART
Douglas E. Stewart Chief Financial Officer, General Counsel and Corporate Secretary